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                    EXHIBIT 23.2    COOPERS & LYBRAND L.L.P. CONSENT



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COOPERS                                           COOPERS & LYBRAND L.L.P.
& LYBRAND

                                                  a professional service firm




                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------



     We consent to the incorporation by reference in the registration statement
on Form S-8 (File No. 333-       ) of Provident Bankshares Corporation,
                          -------
pertaining to the Citizens Savings Bank F.S.B. 1986 Stock Option Plan, First Citizens Financial Corporation Directors' Stock Option Plan and the First Citizens Financial Corporation Employee Stock Option Plan of our report dated January 15, 1997, on our audits of the consolidated financial statements of Provident Bankshares Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in the Provident Bankshares Corporation's 1996 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel".



                                          COOPERS & LYBRAND L.L.P.
Baltimore, Maryland
August 26, 1997






Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.